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                                                                  Exhibit 10 (w)

                                Eaton Corporation
                        2006 Annual Report on Form 10-K
                                   Item 15 (b)

                                EATON CORPORATION

                      EXECUTIVE STRATEGIC INCENTIVE PLAN I

                 (Originally Effective as of January 1, 1991 and

            Amended and Restated as of June 21, 1994, July 25, 1995,

         April 21, 1998, April 1, 1999, January 1, 2001 and January 23,

                                      2007)

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                                EATON CORPORATION

                      EXECUTIVE STRATEGIC INCENTIVE PLAN I

1.    PURPOSE

      The purpose of the Executive Strategic Incentive Plan I (the "Plan") is to promote the growth and profitability of Eaton Corporation (the "Company") through the granting of incentives intended to motivate executives of the Company to achieve demanding long-term corporate objectives and to attract and retain executives of outstanding ability.

2.    ADMINISTRATION

      Except as otherwise expressly provided herein, the Plan shall be administered by the Compensation and Organization Committee (the "Committee") of the Company's Board of Directors (the "Board") which shall consist of at least three directors of the Company selected by the Board.

      Except as otherwise expressly provided herein, the Committee shall have complete authority to: (i) interpret all provisions of the Plan consistent with law; (ii) designate the executives to participate under the Plan;
      (iii) determine the incentive targets and performance objectives applicable to participants; (iv) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (v) make all other determinations necessary or advisable for the administration of the Plan.

3.    ELIGIBILITY

      Any executive of the Company designated by the Committee in its sole discretion shall be eligible to participate in the Plan.

4.    INCENTIVE TARGETS

      (A) Establishment of Incentive Amounts and Conversion to Phantom Common Share Units

            Individual Incentive Amounts for each participant with respect to each Plan Award Period (as defined below) shall be determined by the Committee. With respect to Award Periods beginning on or after January 1, 1998, participant incentive targets will be expressed in the form of Phantom Common Share Units which will be determined by the Committee by: (a) first establishing

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            the Individual Incentive Amount in cash for each participant with respect to each Award Period and (b) then dividing such Individual Incentive Amount by the average of the mean prices for the Company's common shares for the first twenty(20) trading days of each Award Period. In all cases, the resulting Phantom Common Share Units shall be rounded up to the nearest 50 whole units. For purposes of the Plan, "mean price" shall be the mean of the highest and lowest selling prices for Company common shares quoted on the New York Stock Exchange List of Composite Transactions on the relevant trading day. Notwithstanding the foregoing provisions of this
            Section 4(A), the Committee may, in its sole discretion, use a different method for establishing incentive targets for participants under the Plan.

      (B)   Award Periods

            Each Award Period shall be the four-calendar year period commencing as of the first day of the calendar year in which the performance objectives are established for the Award Period as described in
            Section 4(C). A new Award Period shall commence as of the first day of each calendar year, unless otherwise specified by the Committee.

      (C)   Establishment of Company Performance Objectives

            As soon as practicable at the beginning of each Award Period, threshold, target, and maximum Company performance objectives for such Award Period shall be established by the Committee. For Award Periods commencing on or after January 1, 1998, unless otherwise determined by the Committee in its sole discretion, performance objectives will be established using a CFROGC/EPS Growth Performance Matrix which shall use the Company's average cash flow return on gross capital ("CFROGC") for such period along one axis and the Company's cumulative earnings per share ("EPS") for such period along the second axis. Within sixty (60) days after the performance objectives have been established by the Committee, each participant will be provided with written notice of his or her established objectives. In its sole discretion, the Committee may modify previously established performance objectives due to any change in conditions, the occurrence of any events or other factors which make such objectives unsuitable. Notwithstanding the foregoing, after a Change in Control (as hereinafter defined), neither the Committee nor the Board shall have the authority to modify performance objectives in any manner which could

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            prove detrimental to the interests of the Plan's participants.

     (D)   Determination of Payments

            For each Award Period, payments ranging from 50% to 200% of the Phantom Common Share Units credited under Section 4(A) will be determined by the Committee for the attainment of performance objectives between either threshold and target or target and maximum.

            For Award Periods beginning on or after January 1, 1998, Final Individual Phantom Common Share Unit Awards shall be determined by the Committee as promptly as practicable after the completion of the Award Period: (a) determining the CFROGC/EPS Growth Matrix Performance Percentage applicable for the Award Period (equal to (i) 50% upon attainment of the threshold performance objective; (ii) 100% upon attainment of the target performance objective; and (iii) 200% upon attainment of the maximum performance; or the applicable percentage for performance between threshold and target or target and maximum); (b) multiplying such percentage by the number of Performance Share Units credited to the participant and (c) further multiplying the result by an Individual Performance Rating which will be a whole percentage between zero and 150% established by the Committee in its sole discretion after considering the recommendations of Company management.

            The Final Individual Phantom Common Share Unit Award shall be converted to cash at a market value of Company common shares as determined by the Committee based on the average of the mean prices for the Company's common shares for the final twenty (20) trading days of the Award Period), and distributed to the participate within ninety (90) days, unless the participant has made an irrevocable election to defer all or part of the amount of his or her award pursuant to any long term incentive compensation deferral plan adopted by the Committee or the Company.

            Notwithstanding any provision in this Section 4(D)to the contrary, the amount of the cash award with respect to the Chairman and Chief Executive Officer for the 2003-2006 Award Period Plan shall be limited to the amount of his award for the 2002-2005 Award Period.

      5.    PRORATA PAYMENTS

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            A participant must be employed by the Company or one of its subsidiaries at the end of an Award Period in order to be entitled to a payment in respect to such Award Period; provided, however, that a payment, prorated for the participant's length of service during the Award Period, may be authorized by the Committee, in its sole discretion, in the event the employment of a participant terminates before the end of an Award Period due to death, permanent disability, normal or early retirement, closure or divestiture of an Eaton facility or any other reason. Notwithstanding the foregoing, upon any termination of the Plan by the Committee during the term of any Award Period, payments to all participants will be made, prorated for each participant's length of service during the Award Period prior to the date of Plan termination.

      6.    OTHER PROVISIONS

                  (A)   Adjustments upon Certain Changes

                        In the event of changes to the structure or corporate organization of the Company's businesses which affect the participants and/or the performance prospects of the Company, the Committee may make appropriate adjustments to individual participant Incentive Targets or to the established performance objectives for incomplete Award Periods. Adjustments under this Section 6 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Notwithstanding the foregoing, after a Change in Control, neither the Committee nor the Board shall have the authority to change established Performance Objectives in any manner which could prove detrimental to the interests of the participant.

                  (B)   Change in Control Defined

                        For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

                      (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company,

                      (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same

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                              shall have existed immediately prior to such
                              merger or consolidation,

                      (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company,

                      (iv) a "person" within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the effective date of the Plan) shall acquire 25% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of the Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(I) under the Securities Exchange Act of 1934 (as in effect on the effective date of the Plan), or

                      (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                      (C) Non-Transferability

                          No right to payment under the Plan shall be subject to debts, contract liabilities, engagements or torts of the participant, nor to transfer, anticipation, alienation, sale, assignment, pledge or encumbrance by the participant except by will or the law of descent and distribution or pursuant to a qualified domestic relations order.

                      (D) Compliance with Law and Approval of Regulatory Bodies

                          No payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with tax requirements.

                      (E) No Right to Employment

                          Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant

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            under the Plan any right to continue in the employ of the Company or any subsidiary, or shall in any way affect the right and power of the Company or any subsidiary to terminate the employment of any participant under the Plan at any time with or without assigning a reason therefore, to the same extent as the Company might have done if the Plan had not been adopted.

      (F)   Interpretation of the Plan

            Headings are given to the sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

      (G)   Amendment and Termination

            The Committee may at any time suspend, amend or terminate the Plan. Notwithstanding the foregoing, upon the occurrence of a Change in Control, no amendment, suspension or termination of the Plan shall, without the consent of the participant, alter or impair any rights or obligations under the Plan with respect to such participant.

      (H)   Effective Dates of the Plan

            The Plan was adopted by the Board on April 24, 1991 but the effective date of the Plan shall be January 1, 1991. The Plan was amended and restated as of June 21, 1994, July 25, 1995, April 21, 1998, April 1, 1999 and January 1, 2001 (which includes changes which affect Awards granted on or after January 1, 1998).

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APPROVAL AND ADOPTION

The Eaton Corporation EXECUTIVE STRATEGIC INCENTIVE PLAN I, in the form attached hereto, is hereby approved and adopted.

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